UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 2, 2008

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BAXL HOLDINGS, INC.

 (Exact name of registrant as specified in its charter)

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Nevada	333-130492	35-2255990
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6 Berkshire Boulevard,  Bethel, CT 06801

 (Address of Principal Executive Office) (Zip Code)

(203) 730-1791

 (Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure made under Item 8.01of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 3.02

Unregistered Sales of Equity Securities.

Reference is made to the disclosure made under Item 8.01of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 8.01

Other Events

Bridge Loan/Non-Binding Letter of Intent

BAXL Technologies, Inc. (the “Subsidiary”), a wholly-owned subsidiary of BAXL Holdings, Inc. (the “Registrant”) entered into a non-binding letter of intent (the “LOI”), with a potential investor (the “Investor”) pursuant to which the Subsidiary and the Investor have agreed to enter into negotiations regarding a proposed acquisition (the “Proposed Acquisition”) by the Investor of the Subsidiary either through a merger or asset acquisition.  Pursuant to the LOI, the Subsidiary agreed not to undertake any new acquisition discussions with other parties during the term of the LOI.  Unless earlier terminated, the LOI expires on or about June 15, 2008.

Pursuant to the LOI, effective May 2, 2008, the Investor made an initial loan (the “Initial Bridge Loan”) to the Registrant of $125,000 in exchange for a 9% Senior Secured Convertible Note of the Subsidiary (the “Note”).  The Note is substantially the same as the 9% Senior Secured Note sold by the Registrant to investors, a form of which is annexed to the Registrant’s Form 8-K filed with the Securities and Exchange Commission (the “SEC”), on or about March 10, 2008, except that the Note’s interest rate will increase to 12% per year and will mature in 30 days, if the Investor makes a second bridge loan (the “Second Bridge Loan”) to the Registrant.  The LOI provides that the investor will make the Second Bridge Loan, in the amount of $125,000 to the Registrant, subject to the approval of the Investor’s board of directors and provided that the Registrant has received subordination agreements from its other creditors granting senior secured positions to the Initial Bridge Loan and the Second Bridge Loan.  The Second Bridge Loan will have a term of 30 days from issuance and bear interest at the rate of 12% per year. The remaining terms of the Second Bridge Loan have not been determined.  In the event that the Registrant and Investor execute a definitive agreement regarding the Proposed Transaction, subject to approval by each of the Registrant’s and the Investor’s board of directors and shareholders, if required, and subject to the Registrant obtaining additional financing on comparable terms to the Bridge Loans in an amount sufficient to fund the Registrant’s operations until at least November 2008, the Investor will make a third bridge loan (the “Third Bridge Loan”) in the amount of $250,000 to the Registrant.  Funding of the Third Bridge Loan, if any, will automatically extend the maturity dates of the Initial Bridge Loan and Second Bridge Loan to the maturity date of the Third Bridge Loan.  In the event that the Proposed Transaction is completed, each of the Initial Bridge Loan and the Second and Third Bridge Loans will be forgiven.  No assurances can be given, however, that the Proposed Transaction,  the Second or Third Bridge Loan, will close.

In connection with the Initial Bridge Loan, the Investor received a warrant to purchase 12,500 shares (as adjusted from time to time pursuant to the provisions of the Warrant) of Registrant’s common stock (the “Warrant”).  The Warrant is exercisable until May 2, 2013 at an exercise price of $1.88 per share.  The Warrant issued to the Investor has substantially the same terms as the form of warrant filed by the Registrant with the SEC in its Form 8-K filed on March 10, 2008.

Neither the Note, the Warrant, nor the shares of the Registrant’s common stock issuable upon conversion of the Note or exercise of the Warrant, have been registered under the Securities Act of 1933, as amended (the “Securities Act”), and the foregoing may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration.  The Notes and the Warrants and the shares of the Registrant’s Common Stock issuable upon conversion of the Notes or exercise of the Warrants, are being offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act and the regulations promulgated thereunder.

Restructuring

Effective May 1, 2008, the Registrant terminated its European operations and terminated six employees.  The Subsidiary will continue to sell to and support its European clientele using its network of resellers and U.S. based employees.  As a result of the terminations, the Registrant will incur a cost of approximately $75,000 in severance payments to the terminated employees.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAXL HOLDINGS, INC.

By:	/s/ Gus Bottazzi
Gus Bottazzi President and Chief Executive Officer

Date:  May 8, 2008

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